UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  August 15, 2008

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 Griffin Road North, Windsor, Connecticut 06095

(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

As of August 15, 2008 TRC Companies, Inc. (the “Company”) and certain of its subsidiaries (together, “TRC”), the financial institutions named therein (the “Lenders”) and Wells Fargo Foothill, Inc., as arranger and administrative agent (the “Agent”), entered into a Thirteenth Amendment to, and Waiver Under, Credit Agreement (the “Amendment”). The Amendment modifies certain of the terms under the Credit Agreement by and among TRC, the Lenders and the Administrative Agent dated as of July 17, 2006, by waiving a default relating to minimum EBITDA for the 12-month period ended June 30, 2008 and amending that requirement going forward to provide for minimum EBITDA of $2.1 million for the three-month period ending September 30, 2008; $3.8 million for the six-month period ending December 31, 2008; $7.6 million for the nine-month period ending March 31, 2009; $12.8 million for the twelve-month period ending June 30, 2009; and an amount to be determined from Company projections, but no less than $14 million for the trailing twelve-month period ending each quarter after June 30, 2009 unless otherwise agreed to by the Lenders.  In addition, the Amendment amends the Company’s liquidity covenant to extend the requirement for $2.5 million in excess availability through the full term of the Credit Agreement and amends the applicable definition of EBITDA to provide an aggregate allowance for restructuring charges in the amount of $1.5 million in fiscal 2009.  The Amendment also provides for a $100,000 amendment fee.

The foregoing summary is not intended to be exhaustive and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this report as Exhibit 10.11.13.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008 with great regret, the Company accepted the retirement of Edward W. Large, 77, from the Company’s Board of Directors.  Mr. Large had been a director of the Company since 1990, and for many years had been Chair of the Company’s Compensation Committee.  Director Friedrich K. M. Bohm is the newly-appointed Chair of that committee.

Item 9.01.	Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit Number	Description

Exhibit 10.11.13	Thirteenth Amendment to, and Waiver Under, Credit Agreement, by and among TRC Companies, Inc., certain of its subsidiaries, the financial institutions named therein and Wells Fargo Foothill, Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 19, 2008		TRC Companies, Inc.

	By:	/s/ Thomas W. Bennet, Jr.
Thomas W. Bennet, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.11.13	Thirteenth Amendment to, and Waiver Under, Credit Agreement, by and among TRC Companies, Inc., certain of its subsidiaries, the financial institutions named therein and Wells Fargo Foothill, Inc.